                                                                    EXHIBIT 4(d)





                           CERTIFICATE OF DESIGNATION

                   Pursuant to Section 151(g) of the General
                    Corporation Law of the State of Delaware

                   =========================================

                              5,000,000 SHARES OF
                             FIXED/ADJUSTABLE RATE
                         NONCUMULATIVE PREFERRED STOCK
                                    SERIES E
                   ==========================================



         COMERICA INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation, which authorizes the issuance of up to 10,000,000 shares of preferred stock without par value, and by the Preferred Stock Designation Committee of the Board of Directors (the "Stock Committee"), pursuant to authority conferred upon the Stock Committee of the Board of Directors in accordance with Section 141(c) of the General Corporation Law of the State of Delaware, by Article III,
Section 8 of the Bylaws of the Corporation and by resolutions of the Board of Directors at meetings of the Board of Directors duly held on March 15, 1996 and June 4, 1996, and at a meeting of the Preferred Stock Designation Committee of the Board of Directors duly held on June 18, 1996:

          RESOLVED, that the issue of a series of preferred stock without par value of this Corporation is hereby authorized and the designation, powers, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation, as amended, of the Corporation, are hereby fixed as follows:

         FIXED/ADJUSTABLE RATE NONCUMULATIVE PREFERRED STOCK, SERIES E

         (1) Number Of Shares And Designation. Five million (5,000,000) shares of the preferred stock without par value of the Corporation are hereby constituted as a series of preferred stock without par value designated as "Fixed/Adjustable Rate Noncumulative Preferred Stock, Series E" (hereinafter called the "Preferred Stock, Series E").

         (2)     Dividends.

         (a) The holders of shares of the Preferred Stock, Series E, shall be entitled to receive cash dividends, as, if and when declared by the Board of Directors of the Corporation (the "Board of Directors") or by the Preferred Stock Designation Committee of said Board of Directors (the "Stock
Committee"), out of funds legally available for that purpose, at the rate set forth below in this Section (2) applied to the amount of $50 per share. Such dividends shall be payable quarterly, as, if and when declared by the Board of Directors or by the Stock Committee on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 1996. Each such dividend shall be payable in arrears to the holders of record of shares of the Preferred Stock, Series E, as they appear on the stock register of the Corporation on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors or the Stock Committee. Dividends on Preferred Stock, Series E shall not be cumulative and no rights shall accrue to the holders of Preferred Stock, Series E by reason of the fact that the Corporation may fail to declare or pay dividends on the Preferred Stock, Series E in any amount in any year, whether or not the earnings of the Corporation in any year were sufficient to pay such dividends in whole or in part.

         (b)              (i)     Dividend periods ("Dividend Periods") shall
                 commence on January 1, April 1, July 1 and October 1 of each year other than the initial Dividend Period, which shall commence on the date of original issue of the Preferred Stock, Series E and shall end on and include the calendar day next preceding the first day of the next Dividend Period. The initial dividend on the shares of Preferred Stock, Series E, for the period from the date of original issue thereof to but not including October 1, 1996 will be $.95 per share of Preferred Stock, Series E and such dividend shall be payable (if declared) on October 1, 1996. For each Dividend Period thereafter the dividend rate on the shares of Preferred Stock, Series E shall be 6.84% per annum through July 1, 2001. The amount of dividends payable for each full Dividend Period occurring prior to July 1, 2001 for the Preferred Stock, Series E, shall be computed by dividing the dividend rate of 6.84% per annum by four and applying the resulting rate of 1.71% to the amount of $50 per share. For each Dividend Period beginning on or after July 1, 2001, the dividend rate on the shares of Preferred Stock, Series E shall be the Applicable Rate (as defined below) per annum. The amount of dividends payable for each full Dividend Period beginning on or after July 1, 2001 shall be computed by dividing the Applicable Rate per annum by four and applying the resulting rate to the amount of $50 per share. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Preferred Stock, Series E, shall be computed on the basis of twelve 30-day months, a 360-day year and, for any Dividend Period of less than one month (other than the initial Dividend Period), the actual number of days elapsed in such period. Unless otherwise required by law, dividends payable with respect to each share of Preferred Stock, Series E, shall be rounded to the nearest one cent, with $.005 being rounded upward. Holders of shares called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

                          (ii)    Except as provided below in this paragraph
                 (ii), the "Applicable Rate" per annum for any Dividend Period beginning on or after July 1, 2001 will be equal to 0.625% plus the Effective Rate (as defined below), but not less than 7.34% or more than 13.34% (without taking into consideration any adjustments as described in paragraph (viii) below). The "Effective Rate" for any Dividend Period beginning on or after July 1, 2001 will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Dividend Period. The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent, with .025% being rounded upward. In the event that the Corporation determines in good faith that for any reason: (A) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period beginning on or after July 1, 2001, then the Effective Rate for such Dividend Period will be equal to the higher of whichever two of such rates can be so determined; (B) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after July 1, 2001, then the Effective Rate for such Dividend Period will be equal to whichever such rate can be so determined; or (C) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after July 1, 2001, then the Effective Rate for the preceding Dividend Period will be continued for such Dividend Period.

                          (iii)   Except as described below in this paragraph
                 (iii), the "Treasury Bill Rate" for each applicable Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series E is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any applicable Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such applicable Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                          (iv)    Except as described below in this paragraph
                 (iv), the "Ten Year Constant Maturity Rate" for each applicable Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series E is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any applicable Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                          (v)     Except as described below in this paragraph
                 (v), the "Thirty Year Constant Maturity Rate" for each applicable Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series E is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any applicable Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

                          (vi) The Applicable Rate with respect to each Dividend Period beginning on or after July 1, 2001 will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause notice of each Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of Preferred Stock, Series E.

                          (vii) As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

                          (viii) If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that change the percentage of the dividends received deduction as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend payable per share of the Preferred Stock, Series E for dividend payments made on or after the date of enactment of such change shall be adjusted by multiplying the amount of the dividend payable determined as described above (before adjustment) by a factor, which shall be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent:

                               1-[.35 (1 - .70)]
                               -----------------
                               1-[.35 (1 - DRP)]

                 For the purposes of the DRD Formula, "DRP" means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243
                 (a)(1) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation shall receive either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation and approved by Skadden, Arps, Slate, Meagher & Flom (which approval shall not be unreasonably withheld) or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Preferred Stock, Series E, then any such amendment shall not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence shall be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. Unless the context otherwise requires, references to dividends in this Certificate of Designations shall mean dividends as adjusted by the DRD Formula. The Corporation's calculation of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, shall be final and not subject to review.

                          (ix) If any amendment to the Code which reduces the Dividends Received Percentage is enacted after a dividend payable on a Dividend Payment Date has been declared, the amount of dividend payable on such Dividend Payment Date will not be increased in accordance with paragraph (viii) above, but instead, an amount equal to the excess of (x) the product of the dividends paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) and (y) the dividends paid by the Corporation on such Dividend Payment Date, will be payable to holders of record on the next succeeding Dividend Payment Date in addition to any other amounts payable on such date.

                          (x) If, prior to January 2, 1997, an amendment to the Code is enacted that reduces the Dividends Received Percentage and such reduction retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Preferred Stock, Series E (each an "Affected Dividend Payment Date"), holders of the Preferred Stock, Series E shall be entitled to receive as, if and when declared by the Board of Directors or the Stock Committee, out of funds legally available for that purpose, additional dividends (the "Additional Dividends") on the next succeeding Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second succeeding Dividend Payment Date following the date of enactment) to holders of record on such succeeding Dividend Payment Date in an amount equal to the excess of (x) the product of the dividends paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the Dividends Received Percentage applied to each Affected Dividend Payment Date) and (y) the dividends paid by the Corporation on each Affected Dividend Payment Date. Additional Dividends will not be paid in respect of the enactment of any amendment to the Code if such amendment would not result in an adjustment due to the Corporation having received either an opinion of counsel or tax ruling referred to in paragraph (viii) above. The Corporation shall only make one payment of Additional Dividends.

                          (xi) In the event that the amount of dividend payable per share of the Preferred Stock, Series E, shall be adjusted pursuant to the DRD Formula and/or Additional Dividends are to be paid, the Corporation will cause notice of each such adjustment and, if applicable, any Additional Dividends, to be sent to the holders of the Preferred Stock, Series E.

         (c) So long as any shares of the Preferred Stock, Series E, are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation of any series ranking, as to dividends, on a parity with or junior to the Preferred Stock, Series E, for any period unless full dividends for the Dividend Period immediately preceding the date of payment of such full dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock, Series E. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series E, and any other preferred stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series E, all dividends declared upon shares of the Preferred Stock, Series E, and any other preferred stock of the Corporation ranking on a parity as to dividends (whether dividends on such other preferred stock are cumulative or noncumulative) with the Preferred Stock, Series E, shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series E, and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series E (but without any cumulation in respect of unpaid dividends for Dividend Periods prior to the immediately preceding Dividend Period on the Preferred Stock, Series E and any other noncumulative preferred stock) and such other preferred stock bear to each other. Holders of shares of the Preferred Stock, Series E shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends, as herein provided, on the Preferred Stock, Series E. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Stock, Series E which may be in arrears.

         (d) So long as any shares of the Preferred Stock, Series E are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of stock ranking junior to the Preferred Stock, Series E, as to dividends and upon liquidation and other than as provided in subsection (c) of this Section (2)) shall be declared or paid or set aside for payment or other distribution declared or made upon any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series E, as to dividends or upon liquidation, nor shall any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series E, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock, Series E, as to dividends and upon liquidation) unless, in each case, full dividends for the immediately preceding Dividend Period shall have been paid or set apart for payment and the Corporation is not in default with respect to any redemption of shares of Preferred Stock, Series E, announced by the Corporation pursuant to Section (4) below.

         (3)     Liquidation Preference.

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series E, upon liquidation, dissolution or winding up, the holders of the shares of the Preferred Stock, Series E, shall be entitled to receive $50 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E) to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series E, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series E, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series E, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series E, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         (b) Subject to the rights of holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock, Series E, as to distribution of assets upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series E, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series E, upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series E, shall not be entitled to share therein.

         (4)     Redemption.

         (a)     Except as provided in subsections (b) and (c) of this Section
(4), the Preferred Stock, Series E, may not be redeemed prior to July 1, 2001. At any time or from time to time on and after July 1, 2001, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem shares of the Preferred Stock, Series E, in whole or in part, out of funds legally available therefor, at a redemption price of $50 per share, together in each case with accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E) to the date fixed for redemption.

         (b) If the Dividends Received Percentage is equal to or less than 40% and, as a result, the amount of dividends on the Preferred Stock, Series E payable on any Dividend Payment Date will be or is adjusted upwards as described in paragraph 2(b)(viii) above, the Corporation, at its option, with prior Federal Reserve Board approval to the extent then required by applicable law, may redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series E, out of funds legally available therefor, provided, that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 40% or less, the Corporation sends notice to holders of the Preferred Stock, Series E of such redemption in accordance with subsection (d) below. Any redemption of the Preferred Stock, Series E in accordance with this subsection (b) shall be on notice as aforesaid at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E) to the date fixed for redemption.

           REDEMPTION PERIOD                       REDEMPTION PRICE PER SHARE
           -----------------                       --------------------------
           June 21, 1996 to June 30, 1997                    $52.50
           July 1, 1997 to June 30, 1998                      52.00
           July 1, 1998 to June 30, 1999                      51.50
           July 1, 1999 to June 30, 2000                      51.00
           July 1, 2000 to June 30, 2001                      50.50
            On or after July 1, 2001                          50.00

         (c) The Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series E, out of funds legally available therefor if the holders of the shares of the Preferred Stock, Series E, shall be entitled to vote upon or consent to a merger or consolidation of the Corporation as provided in Section 11 below and all of the following conditions have been satisfied: (i) the Corporation shall have requested the vote or consent of the holders of the Preferred Stock, Series E, to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent the Corporation will have the option to redeem the Preferred Stock, Series E, (ii) the Corporation shall not have received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such written request (which shall be deemed to have been made upon the mailing of the notice of any meeting of holders of the Preferred Stock, Series E, to vote upon such merger or consolidation or the mailing of the form of written consent to be signed by such holders), and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as set forth in subsection (d) of this Section 4 at a redemption price of $50 per share of the Preferred Stock, Series E, together with accrued and unpaid dividends, if any, from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E) to the date fixed for redemption.

         (d) In the event the Corporation shall redeem shares of Preferred Stock, Series E, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series E, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price, together with accrued and unpaid dividends from the immediately preceding dividend payment date to the date of redemption) dividends on the shares of the Preferred Stock, Series E, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price, together with accrued and unpaid dividends from the immediately preceding dividend payment date, whether or not declared) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series E, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series E, so called for redemption shall look only to the Corporation for payment of the funds necessary for such redemption. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid, together with accrued and unpaid dividends from the immediately preceding dividend payment date to the date of redemption. If less than all the outstanding shares of Preferred Stock, Series E, are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Preferred Stock, Series E, not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         (e) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock, Series E, pursuant to subsection (a) of this Section (4) unless full dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock, Series E, for the Dividend Period immediately preceding the date of redemption (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E).

         (5) Shares to be Retired. All shares of Preferred Stock, Series E, purchased or redeemed by the Corporation shall be retired and canceled and the Board of Directors shall cause to be taken all action necessary to restore such shares to the status of authorized but unissued shares of preferred stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Preferred Stock, Series E.

         (6) Conversion or Exchange. The holders of shares of Preferred Stock, Series E, shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock (or any other security) of the Corporation.

         (7) Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

                          (i) prior to the Preferred Stock, Series E, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock, Series E;

                          (ii) on a parity with the Preferred Stock, Series E, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series E, if the holders of such class of stock and the Preferred Stock, Series E (whether or not such class of stock is cumulative or noncumulative as to payment of dividends) shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other (except with respect to the cumulation of dividends on such class of stock); and

                          (iii) junior to the Preferred Stock, Series E, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be common stock or if the holders of Preferred Stock, Series E, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock. Accordingly, the Preferred Stock, Series E, shall be deemed to rank on a parity with all other series of preferred stock of the Corporation (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) outstanding on the date on which this Certificate of Designation is first filed with the Secretary of State of the State of Delaware.

         (8) Exclusion of Other Rights. Unless otherwise required by law, shares of Preferred Stock, Series E, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.

         (9) Notices. All notices or communications, unless otherwise specified in the Bylaws of the Corporation or the Restated Certificate of Incorporation, as amended, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid to the holders of record of the Preferred Stock, Series E. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

         (10) Record Holders. The Corporation and the transfer agent for the Preferred Stock, Series E, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

         (11)    Voting Rights. Except as hereinafter set forth in this Section
(11) or as otherwise from time to time required by law, the Preferred Stock, Series E, shall have no voting rights. Whenever, at any time or times, dividends payable on the Preferred Stock, Series E, shall be unpaid for such number of dividend periods, whether or not consecutive, which shall in the aggregate contain not less than 540 days, the holders of the outstanding Preferred Stock, Series E, shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Preferred Stock, Series E, either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or on the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Preferred Stock, Series E, shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of the Preferred Stock, Series E (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series E, voting separately as a class, to elect (together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends on the Preferred Stock, Series E, shall have been paid in full for at least one year, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

         Upon any termination of the right of the holders of the Preferred Stock, Series E, as a class to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section (11) shall have expired, the number of directors shall automatically be decreased to such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (11).

         So long as any shares of the Preferred Stock, Series E, remain outstanding, the consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series E, outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with such series either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

         (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series E, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or

         (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation, as amended, or of the resolution contained in this Certificate of Designations for the Preferred Stock, Series E, and the powers, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series E, or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of the Preferred Stock, Series E, or of any other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series E, with respect to the payment of dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock, Series E, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by Mark W. Yonkman, its Vice President and Assistant Secretary, as of the 18th day of June, 1996.


                                               COMERICA INCORPORATED

                                               By:     /s/ Mark W. Yonkman
                                                       ------------------------
                                                       Mark W. Yonkman
                                               Its:    Vice President and
                                                       Assistant Secretary